UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices) (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul Urick and Employment Agreement

On October 25, 2016, Diplomat Pharmacy, Inc. (the “Company”) appointed Paul Urick to serve as the Company’s President, effective November 1, 2016.  Mr. Urick, age 45, has served as the Company’s vice president of industry relations, pharmaceutical account management, and payor strategy upon the Company’s acquisition of Burman’s Apothecary, L.L.C. (“Burman’s”) in June 2015, and was promoted to senior vice president in February 2016.  From September 2014 through the Company’s acquisition, Mr. Urick served as the president of managed markets and industry relations for Burman’s.  Prior to his service at Burman’s, beginning May 2011, Mr. Urick served as senior vice president of pharmacy operations for Cigna Corporation.  From 2004 until 2011, Mr. Urick served as senior vice president of pharmacy services at Independence Blue Cross.

On October 25, 2016, the Company and Mr. Urick entered into an employment agreement, effective November 1, 2016 (the “Urick Effective Date”) which provides that Mr. Urick will serve as President of the Company for an initial term of two years, and automatically extends for successive one-year periods unless either party gives at least 90 days’ notice prior to the end of the then existing term.

Mr. Urick’s base salary is $425,000, which amount will be reviewed at least annually and may be adjusted by the Company’s Board of Directors or the Compensation Committee (as appropriate, the “Administrator”), at its discretion.  He will be eligible for a cash bonus in 2016 and 2017, with a target amount of 60% of his annual base salary (pro rata for 2016). In 2018 and thereafter, Mr. Urick will be eligible for an annual cash bonus pursuant to programs generally applicable to senior executive officers of the Company.  Subject to Board approval (to be reviewed at the Board’s next regularly scheduled meeting), the Company will grant Mr. Urick options to purchase 100,000 of the Company’s common shares, at an exercise price equal to the closing price of the Company’s common stock on the grant date, vesting in equal annual installments over a four-year period.  In addition, Mr. Urick is eligible for equity compensation in 2017 at a target amount of 100% of his annual base salary.  In 2018 and thereafter, Mr. Urick will be eligible to participate in the then-existing equity compensation programs of the Company generally applicable to senior executive officers of the Company.  Mr. Urick also will be entitled to participate with other senior executive officers in any of the Company’s employee fringe benefit plans and he will be reimbursed for certain business expenses.

The employment agreement provides for certain benefits upon termination of Mr. Urick’s employment under certain circumstances, including a change of control of the Company, as defined therein.  If Mr. Urick’s employment is terminated by reason of death or disability, by the Company for cause or by Mr. Urick without good reason (in each case as defined in the employment agreement), Mr. Urick will receive earned but unpaid base salary through the termination date, plus any amounts specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law (the “Accrued Benefits”).  If Mr. Urick is terminated by the Company other than for cause, or by Mr. Urick for good reason, Mr. Urick will receive a severance payment equal to six months of his annual base salary and the Accrued Benefits.  If, within one year following a change in control (as defined in the Company’s 2014 Omnibus Incentive Plan), Mr. Urick is terminated by the Company other than for cause, or Mr. Urick terminates for good reason, Mr. Urick will receive (i) 12 months of his annual base salary and the greater of his target bonus for the current year and the average annual bonus paid to him for the prior three full years (or any shorter period during which the he has been employed by the Company), payable in four equal quarterly installments during the one-year severance period, and (ii) the Accrued Benefits.  In addition, in the case of any termination, Mr. Urick’s rights with respect to any Company equity awards will be governed by the terms and provisions of the applicable plans and award agreements.

Mr. Urick’s bonus or incentive compensation is subject to clawback by the Company if the Company’s Board of Directors or a committee thereof determines that any fraud, negligence, or intentional misconduct by Mr. Urick is a significant contributing factor to the Company having to restate all or a portion of its financial statements and certain other specified conditions are satisfied.  The employment agreement contains customary confidentiality terms, as well as non-solicitation and non-competition provisions effective from the Urick Effective Date until the first anniversary following the termination date. If Mr. Urick violates any of the foregoing, the Company’s payment obligations under the employment agreement, including any severance payments, cease.  In addition, Mr. Urick must sign a general form of release of claims against the Company in order to be eligible for severance.

The foregoing summary is qualified in its entirety by reference to the employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Resignation of Gary Kadlec

On October 25, 2016, the Company accepted the resignation of Gary Kadlec as the Company’s President.  He will continue as a Company employee until his retirement on December 31, 2016.  Mr. Kadlec also will continue to serve as a member of the Company’s Board of Directors (the “Board”) until his term expires at the Company’s 2017 annual meeting of shareholders.

Resignation of Sean Whelan and Severance Agreement

On October 25, 2016, the Company accepted the resignation of Sean Whelan as the Company’s Chief Financial Officer, Secretary and Treasurer, and a member of the Board, effective December 31, 2016.  The Company announced that Robin Johnson, vice president of finance and the chief financial officer of the Company’s specialty infusion division, will take on an expanded leadership role until a formal replacement has been appointed.

On October 25, 2016, the Company and Mr. Whelan entered into a severance agreement that sets forth the terms on which Mr. Whelan will resign effective December 31, 2016 (the “Whelan Effective Date”).

The severance agreement provides for a lump-sum severance benefit of $250,000 to be paid within 15 days of the Whelan Effective Date.  In addition, as of the Whelan Effective Date, 50,000 unvested options granted to Mr. Whelan on October 9, 2014 in connection with the Company’s initial public offering will vest and be immediately exercisable.  All other unvested options of Mr. Whelan will terminate immediately following the Whelan Effective Date.  The vested options held by Mr. Whelan (including those accelerated pursuant to the severance agreement) will be exercisable for a period of 180 days following the Whelan Effective Date.  The severance agreement also provides that the Company will continue group healthcare coverage for Mr. Whelan and his dependents from January 1, 2017 through March 31, 2017, subject to certain COBRA requirements.

The severance agreement contains a non-competition provision effective from the Whelan Effective Date until the first anniversary thereof. The severance agreement further contains a mutual general release of any claims for the benefit of Mr. Whelan and the Company.

The foregoing summary is qualified in its entirety by reference to the severance agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

A copy of the Company’s news release announcing the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated October 25, 2016, by and between the Company and Paul Urick

10.2	Permanent Release and Severance Agreement, dated October 25, 2016, by and between the Company and Sean Whelan

99.1	Company news release dated October 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Philip R. Hagerman
Philip R. Hagerman
Chief Executive Officer

Date: October 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated October 25, 2016, by and between the Company and Paul Urick

10.2	Permanent Release and Severance Agreement, dated October 25, 2016, by and between the Company and Sean Whelan

99.1	Company news release dated October 25, 2016